                            Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            GREKA Energy Corporation
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         1)   Title of each class of securities to which transaction applies:
         2)   Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4)   Proposed maximum aggregate value of transaction:
         5)   Total fee paid:
[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)   Amount Previously Paid:
         2)   Form, Schedule or Registration Statement No.:
         3)   Filing Party:
         4)   Date Filed:

                                     [LOGO]

                            GREKA Energy Corporation
                          630 Fifth Avenue, Suite 1501
                               New York, NY 10111

November 7, 2001

Dear GREKA Energy shareholder:

         I am pleased to invite you to GREKA Energy's 2001 annual meeting of shareholders. The meeting will be at 2:00 p.m. on Friday December 7, 2001 at 3201 Airpark Drive, Suite 201, Santa Maria, California.

         At the meeting, you and the other shareholders will elect one Class A director to serve for a three-year term ending in 2004. You also will have the opportunity to hear about the recent significant developments in our business.

         We hope you can join us on Friday December 7, 2001. Your vote is important. To vote at the meeting please either attend the meeting or complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope.

         Thank you for your continued support.

                                  Very truly yours,

                                  /s/ Randeep S. Grewal

                                  Randeep S. Grewal
                                  Chairman of the Board
                                      Chief Executive Officer and President

                            GREKA Energy Corporation
                    Notice of Annual Meeting of Shareholders

Date:
         Friday December 7, 2001

Time:
         2:00 p.m.

Place:
         3201 Airpark Drive, Suite 201
         Santa Maria, California

Purpose:
         To vote on the following matters:

           1. To elect one Class A director to serve for a three-year term ending in 2004.

           2. To transact such other business as may properly come before the meeting.

         Further information about the meeting is contained in the accompanying proxy statement. All shareholders of record on October 24, 2001 may vote at this meeting.

         Your vote is important. If you do not plan to attend the meeting, please sign, date and promptly return the enclosed proxy. A postage-paid reply envelope is enclosed for your convenience. A shareholder who submits a proxy may revoke it at any time before the vote is taken at the meeting.

                                  By Order of the Board of Directors

                                  /s/ Susan M. Whalen

                                  Susan M. Whalen
                                  Secretary

November 7, 2001

                            GREKA Energy Corporation
                          630 Fifth Avenue, Suite 1501
                               New York, NY 10111
                                 (212) 218-4680

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                           To Be Held December 7, 2001

         This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of GREKA Energy Corporation, a Colorado corporation, for use at the annual meeting of shareholders to be held at 3201 Airpark Drive, Suite 201, Santa Maria, California at 2:00 p.m. on Friday December 7, 2001, or at any reconvened meeting after any adjournment or postponement thereof. GREKA Energy anticipates that this proxy statement will be first mailed or given to all GREKA Energy shareholders on or about November 7, 2001.

         The shares represented by properly executed proxies that are received by GREKA Energy before the meeting will be voted at the meeting in accordance with the instructions specified in each proxy. If no directions are specified in the proxy, the subject shares will be voted "For" the nominees for director.

         Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to GREKA Energy, by substituting a new proxy executed at a later date, or by requesting, in person, at the annual meeting that the proxy be returned.

         All of the expenses involved in preparing, assembling and mailing this proxy statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by GREKA Energy. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of GREKA Energy by telephone or personal interview. Those persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of GREKA Energy held on the record date, and GREKA Energy may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

         A copy of GREKA Energy's Annual Report on Form 10-K/A for the year ended December 31, 2000 is enclosed with this proxy statement. Upon written request, GREKA Energy will provide copies of the exhibits to this report for a charge limited to GREKA Energy's reasonable expenses in furnishing the exhibits. Requests for exhibits should be directed to GREKA Energy Corporation, 630 Fifth Avenue, Suite 1501, New York, NY 10111, Attention: Susan M. Whalen, Secretary.

         The board of directors has fixed the close of business on October 24, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. At such date, there were outstanding approximately 4,694,950 shares of common stock, each of which entitles the holder thereof to one vote per share on each matter which may come before the meeting. GREKA Energy has no other class of voting securities outstanding.

         The presence in person or by proxy of one-third of the outstanding shares of common stock is necessary to constitute a quorum at the meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained. If a quorum is present, the election of the director requires that the number of votes cast in favor of the election exceeds the number of votes cast against the election. Both abstentions and broker non-votes will be treated as non-votes.

                              ELECTION OF DIRECTORS

Nominees for Election

         The shareholders are asked to vote for Randeep S. Grewal as the nominee to serve as Class A director for a three-year term ending in 2004. Mr. Grewal currently serves as the Class A director whose term expires at this annual meeting.

         Under GREKA Energy's articles of incorporation the directors are divided into three classes: Class A, Class B, and Class C. Each director serves for three years and the class up for election rotates at each annual meeting. At this annual meeting, one Class A director is to be elected to serve for a three-year term. The other directors listed below will continue to serve for the remainder of their terms. The Class C directors serve until the next annual meeting. The Class B directors serve until the second annual meeting from this meeting.

         Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that a properly executed proxy will be voted for the two nominees if there are no contrary instructions specified. Abstentions, broker non-votes, and instructions on a properly executed proxy to withhold authority to vote for any of the nominees will result in that nominee receiving fewer votes. However, the number of votes received for that nominee will not be reduced by that action.

         The nominee has indicated his willingness to serve as a director of GREKA Energy. However, if any nominee declines or is unable to serve, it is the intention of the person designated as the proxy to vote for a substitute who will be designated by the board of directors.

The board of directors recommends that the shareholders vote "For" the nominees.

         The directors of GREKA Energy are as follows:

                                                                                  Director
      Name                  Age                      Positions                      Since
      ----                  ---                      ---------                      -----
Randeep S. Grewal            37  Chairman of the Board, Chief Executive         September 1997
                                 Officer and President, Class A Director

Dr. Jan F. Holtrop           67  Class B Director                               September 1997

George G. Andrews            77  Class B Director                               July 1998

Kenton D. Miller             48  Class C Director                               October 2000

Dai Vaughan                  63  Class C Director                               March 1999

         A brief summary of the recent business and professional experience of each nominee and director continuing in office is presented below:

         Randeep S. Grewal. Since September 1997, Mr. Grewal has served as our Chairman of the Board, Chief Executive Officer and President. From April 1997 to September 1997, Mr. Grewal served as Chairman and Chief Executive Officer for Horizontal Ventures, Inc., an oil and gas horizontal drilling technology company that became a subsidiary of our predecessor in September 1997. From 1993 to 1996, Mr. Grewal was the Corporate Vice President for the Rada Group with principal responsibilities for its global expansion and related operations. He has also been involved in various joint ventures, acquisitions, mergers and reorganizations since 1986 in the United States, Europe and the Far East within diversified businesses. Mr. Grewal has a Bachelor of Science degree in Mechanical Engineering from Northrop University.

         Dr. Jan Fokke Holtrop. Dr. Holtrop has been a Class B Director of GREKA Energy Corporation since September 1997. Since 1989 he has been a senior Production Technology professor at Delft University of Technology within the Faculty of Petroleum Engineering and Mining in The Netherlands. Prior to Delft University, he served in various positions within the Shell Oil Company where he started his career in 1962. This includes mining engineering, reservoir engineering and petroleum engineering field work in at least 14 different countries, as well as deep sea drilling, coal production and coal exploration operations, well technology research, and well design, drilling and production operations. Dr. Holtrop has almost 40 years of experience within the oil and gas exploration, drilling and production industry with a global hands-on background. Dr. Holtrop has a Ph.D. and a MSC in Mining Engineering from the Delft University of Technology.

         George G. Andrews. Mr. Andrews became a Class B Director of GREKA Energy Corporation in July 1998. He has been a consultant and private investor since his retirement from the oil and gas industry in 1987. From 1982 until 1987 he was employed as Corporate Vice President of Intercontinental Energy Corporation of Englewood, Colorado and directed the company's land acquisition, lease and management operations. Between June 1981 and November 1982, Mr. Andrews was Vice President of Shelter Hydrocarbons, Inc. of Denver, Colorado where he directed all land management and operation procedures. From 1979 to June of 1981, Mr. Andrews was Senior Landman for the National Cooperative Refinery Association in Denver, Colorado. Mr. Andrews obtained his B.S. degree in 1947 from the University of Tulsa.

         Kenton D. Miller. In October 2000, Mr. Miller became a Class C Director. Since 1991, Mr. Miller has maintained a private consulting practice specializing in management advisory services for a diverse group of petroleum related companies. His consulting services are oriented to improving financial performance for clients utilizing the combination of financial accounting with operations principles and providing assistance with strategic acquisitions or divestitures. Mr. Miller has 30 years of oil and gas experience in reservoir engineering, field operations and management, primarily with Ladd Petroleum Company, BP Amoco and Cities Service Oil Company. His management experience includes the successful drilling of the first commercial horizontal well in Oklahoma and the lead engineering of the early Beaufort Sea exploratory wells drilled. Mr. Miller has been a Registered Professional Petroleum Engineer since 1984 and a Certified Public Accountant since 1994. He has a Bachelor of Science in Petroleum Engineering from the University of Tulsa.

         Dai Vaughan. Mr. Vaughan has been a Class C Director of GREKA Energy Corporation since March 1999. He has been an independent management consultant since 1994 with concentrated experience in business plan development, implementation, and business turn-arounds. From 1985 until 1994, he was with Continental Airlines, most recently as Manager of Aircraft Acquisition. Mr. Vaughan has served in numerous positions in his 44 year career in the airline industry with Pan American Airlines, Eastern Airlines and finally Continental Airlines, including Systems Engineering, Aircraft Maintenance and Aircraft Acquisition. Mr. Vaughan received a HNC degree (B.S. equivalent) in Electrical Engineering.

         During 2000, the board of directors met 10 times. No director attended less than 75% of the meetings.

         There are no family relationships among the directors. There are no arrangements or understandings between any director and any other person pursuant to which that director was elected.

         During the past five years, there have been no petitions under the Bankruptcy Act or any state insolvency law filed by or against, nor have there been any receivers, fiscal agents, or similar officers appointed by any court for the business or property of any of GREKA `s directors or executive officers, or any partnership in which any such person was a general partner within two years before the time of such filing, or any corporation or business association of which any such director or executive officer was an executive officer within two years before the time of such filing. During the past five years, no incumbent director or executive officer of GREKA has been convicted of any criminal proceeding (excluding traffic violations and other minor offenses) and no such person is the subject of a criminal prosecution which is presently pending.

Committees of the Board of Directors

         GREKA Energy's audit committee, whose charter was adopted in June 2000, is made up of Messrs. Miller, Andrews and Vaughan and the compensation committee is made up of Messrs. Grewal, Vaughan and Andrews. The board of directors selects director nominees and will consider suggestions by stockholders for names of possible future nominees delivered in writing to the Secretary of GREKA Energy on or before August 31 in any year. The audit committee and the compensation committee each met once during 2000.

                             AUDIT COMMITTEE REPORT

         The audit committee of the Board of Directors is responsible for providing independent, objective oversight of GREKA Energy's accounting functions and internal controls. The audit committee is composed of three directors, each of whom is independent as defined by the Nasdaq listing standards. The audit committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Attachment A.

         Management is responsible for GREKA Energy's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of GREKA Energy's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

         In connection with these responsibilities, the audit committee met with management and the independent accountants to review and discuss the financial statements for the year ending December 31, 2000. The audit committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees.

         The audit committee also received written disclosures and a letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the audit committee discussed with the independent accountants that firm's independence. GREKA Energy has been invoiced by the independent accountants the following fees for the audit of the consolidated financial statements and for other services provided in the year ended December 31, 2000 as accepted by GREKA Energy:

         Audit Related Fees                                           $829,160
         Financial Information Systems Design & Implementation Fees   $      0
         All Other Fees                                               $      0
                                                                      --------
         Total Fees                                                   $829,160

         Based upon the audit committee's discussions with management and the independent accountants, and the audit committee's review of the presentations of management and the independent accountants, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in GREKA Energy's Annual Report on Form 10-K/A for the year ended December 31, 2000 filed with the SEC.

                                          THE AUDIT COMMITTEE
                                          Kenton D. Miller
                                          George C. Andrews
                                          Dai Vaughan

Director Compensation

         Each director who is not an employee is reimbursed for expenses incurred in attending meetings of the Board of Directors and related committees. At December 31, 2000, we had four outside directors. No compensation was paid to any outside director during fiscal 2000, except $16,650 to Mr. Vaughan and $32,000 to Mr. Miller for specifically identified matters. Prior to Mr. Miller's appointment as a director in December 2000, in January 2000 we granted to Mr. Miller for his consulting services 12,000 options to acquire shares of our common stock at an exercise price of $8.625 per share, vesting 33% on January 31, 2001, 2002 and 2003.

         During 2000, options to acquire shares of our common stock were granted to our directors for their services as members of the Board of Directors. At December 31, 2000, in accordance with our Stock Option Plans and at an exercise price of $8.625 per share, options expiring on January 30, 2010 were granted to the following directors, as well as to Mr. Grewal:

                                 1997                          1999
      Name                Stock Option Plan(1)          Stock Option Plan(2)
      ----                --------------------          --------------------

George G. Andrews                 5,000                         60,000
Dai Vaughan                       5,000                         60,000
Jan F. Holtrop                    5,000                         50,000

_____________
(1)      Exercisable at December 31, 2000.
(2) Vesting over a period of two years commencing January 30, 2001 at 50% per year until 2002 when they are fully vested.

         We have no knowledge of any arrangement or understanding in existence between any executive officer named above and any other person pursuant to which any such executive officer was or is to be elected to such office or offices. All of our officers serve at the pleasure of the Board of Directors. No family relationships exist among our directors or executive officers. There is no person who is not a designated officer who is expected to make any significant contribution to our business. Any officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment the best interests the company will be served thereby; without prejudice, however, to any contractual rights of the person so removed.

Security Ownership of Certain Beneficial Owners and Management

         The following table presents as of November 1, 2001 the common stock ownership of each person known by us to be the beneficial owner of 5% or more of our common stock, all of our directors and officers individually, and all of our directors and officers as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown. We are not aware of any contractual arrangements or pledges of our securities that may at a subsequent date result in a change of control of us. As of November 1, 2001, there were 4,694,950 shares of our common stock issued and outstanding.

                         Amount of Beneficial Ownership

          Name and Address of Beneficial Owner                   Common Stock(1)               Percent of Class
          ------------------------------------                   ---------------               ----------------
International Publishing Holding s.a. ....................        381,057                            8.19%
Postbus 84019
2508 AA The Hague
The Netherlands

Randeep S. Grewal ........................................        582,500(2)                        11.72%
Chairman of the Board, Chief Executive Officer and
President
10815 Briar Forest Drive
Houston, TX 77042

Dr. Jan F. Holtrop .......................................         60,499(3)                         1.29%
Director
Van Alkemadelaan
2596 AS The Hague
The Netherlands

George G. Andrews ........................................         65,250(4)                         1.39%
Director
7899 West Frost Drive
Littleton, CO 80123

Dai Vaughan ..............................................         40,000(5)                          *
Director
2536 Waterstone Way
Marietta, GA 30062

Kenton D. Miller .........................................         15,000(6)                          *
Director
212 E. 25th Street
Tulsa, OK 47114

Susan  M. Whalen .........................................          25,000(7)                         *
Vice President Corporate Affairs and Secretary
3201 Airpark Drive, Suite 201
Santa Maria, CA 93455

Max E. Elghandour ........................................               0                            *
Chief Financial Officer
630 Fifth Avenue, Suite 1501
New York, NY 10111

Brent E. Stromberg .......................................          27,000(8)                         *
Vice President of Integrated Operations
3201 Airpark Drive, Suite 201
Santa Maria, CA 93455

Richard R. Lembcke .......................................          26,575(9)                         *
Vice President of E&P Americas
3000 Wilcrest Drive, Suite 220
Houston, TX 77042

All directors and officers as a group ....................         841,824(10)                      16.24%
(9 persons)

_____________
*Less than 1%

(1) Rule 13d-3 under the Securities Exchange Act of 1934 involving the determination of beneficial owners of securities includes as beneficial owners of securities any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days, including through the exercise of any option, warrant or conversion of a security.
(2) Includes options presently exercisable to acquire 320,000 shares of our common stock.
(3) Includes options presently exercisable to acquire 25,000 shares of our common stock.
(4) Includes options presently exercisable to acquire 60,000 shares of our common stock.
(5) Includes options presently exercisable to acquire 40,000 shares of our common stock.
(6) Consists of options presently exercisable to acquire 15,000 shares of our common stock.
(7) Consists of options presently exercisable to acquire 25,000 shares of our common stock.
(8) Includes options presently exercisable to acquire 25,000 shares of our common stock.
(9) Includes options presently exercisable to acquire 25,000 shares of our common stock.
(10) Includes options presently exercisable to acquire 535,000 shares of our common stock held by our directors and our executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely on a review of reports filed with GREKA, all directors, executive officers and beneficial owners of more than five percent of GREKA common stock timely filed all reports regarding transactions in GREKA's securities required to be filed during the last fiscal year by Section 16(a) of the Securities Exchange Act of 1934, except Form 4's for December

2000 for Mr. Grewal and Dr. Holtrop who inadvertently reported their activity on a timely filed Form 5.

Executive Compensation

         The following summary compensation table sets forth in summary form the compensation received during each of GREKA's last three completed fiscal years by the executive officers of GREKA, except no disclosure is required for those earning gross compensation less than $100,000.

                           Summary Compensation Table

                                       Annual Compensation                      Long Term Compensation
                                       -------------------                      ----------------------

                                                                    Restricted       Securities
Name and principal                                                 stock awards      underlying        All other
position                  Year    Salary ($)      Bonus ($)(1)          ($)         options/SARS      compensation
Randeep S. Grewal,        2000    $290,269        --               --               410,000           $12,000(3)
Chairman and Chief
Executive Officer
                          1999    $248,400        --               --               --                $12,000(3)
                          1998    $120,000        --               $367,500(2)      110,000           $ 4,200(3)

(1) GREKA Energy did not pay its executive officers any bonuses during the three fiscal years ended December 31, 2000.

(2) Awarded pursuant to the First Amendment to Employment Agreement dated October 14, 1998 and valued at the fair market value on such date.

(3) Auto expense allowance.

         No other form of compensation was paid during 1998, 1999 or 2000. No other executive officer or director of GREKA received total compensation in excess of $100,000 during the last three fiscal years.

                    Option/SAR Grants in Last Fiscal Year (1)
                               (Individual Grants)

                                      Number of      Percent of total
                                      Securities       options/SARS
                                      Underlying        granted to      Exercise or
                                     Options/SARS      employees in      base price     Expiration       Present
                    Name             granted (#)        fiscal year         ($/Sh)         date        Value($/sh)
                                                                                                       -----------
           Randeep S. Grewal           410,000             40%             $8.625       1/30/2010      11.0038(2)

(1) At December 31, 2000, we had granted 1.4 million options to acquire shares of our common stock, of which 1,025,000 were granted in 2000 at an exercise price of $8.625 to our employees, directors and consultants. A total of 164,000 options have terminated through attrition and 178,000 options were exercised during 2000, leaving the total option grants outstanding as of December 31, 2000 at 1,058,000 options. These figures do not reflect the impact of antidilution provisions affecting the options of the 5% stock dividend granted in January 2001 to stockholders of record on December 31, 2000.
(2) The Black-Scholes pricing model was used with a volatility of 0.69 and a risk-free interest rate of 5%.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

         Name            Shares acquired    Value realized    Number of unexercised       Value of unexercised
                         on exercise (#)          ($)            options SARS at               in-the-money
                                                                     FY-end (#)          options/SARS at FY-end
                                                                    exercisable/            ($) exercisable/
                                                                   unexercisable              unexercisable
   Randeep S. Grewal         150,000           $1,331,250         120,000/400,000         $626,250/$1,950,000

Employment Contracts and Termination Agreements

         On November 3, 1999, the Board of Directors adopted an amended and restated employment agreement for Mr. Grewal (the "Restated Agreement"). Under the terms of the Restated Agreement, Mr. Grewal's annual salary is $287,500 subject to an annual increase effective on the anniversary date. Mr. Grewal participates in our benefit plans and is entitled to bonuses and incentive compensation as determined by the Board of Directors. The Restated Agreement also allows Mr. Grewal to receive an assignment of a 2% overriding royalty of all of our oil and gas properties and to receive fringe benefits that include an automobile allowance of $1,000 per month. Under the original agreement, 30,000 shares our common stock were issued to Mr. Grewal.

         The term of the Restated Agreement is through the fifth anniversary of December 31, 1999; however, it automatically rolls over so that it is a minimum of three years unless sixty days prior to any anniversary date we notify Mr. Grewal that the change of control period shall not be extended. A change of control termination clause was added that is intended to deter hostile changes of control by providing a substantial termination payment should Mr. Grewal terminate his employment or be terminated as a result of a change of control. The Restated Agreement is terminable for cause or by the death or disability of Mr. Grewal. In addition, the Restated Agreement may be terminated by Mr. Grewal in the event of any diminution by us in his position, authority, duties or responsibilities. Upon termination of the Restated Agreement by us for any reason other than for cause, death or disability, or upon termination of the Restated Agreement by Mr. Grewal in the event of any diminution by us in his position, authority, duties or responsibilities, we are obligated to pay within 30 days after the date of termination: (1) Mr. Grewal's base salary through the date of the severance period; (2) Mr. Grewal's base salary for the balance of the term of the agreement if the date of termination is within the first five years of the agreement (base salary is the salary rate in effect at the date of termination); (3) the annual bonus paid to Mr. Grewal for the last full fiscal year during the employment period; and (4) all amounts of deferred compensation, if any.

Key-Man Life Insurance

         In December 2000, the Board of Directors authorized us to procure a key-man insurance policy on the life of its Chairman, Chief Executive Officer and President, Randeep S. Grewal, for coverage in the amount of $10 million and for a 20-year term.

Future Transactions

         All transactions between GREKA Energy and an officer, director, principal stockholder or affiliate of GREKA Energy will be approved by a majority of the uninterested directors, only if they have determined that the transaction is fair to GREKA Energy and its shareholders and that the terms of such transaction are no less favorable to GREKA Energy than could be obtained from unaffiliated parties.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The compensation committee of the Board of Directors administers GREKA Energy's executive compensation programs. After consideration of management's recommendations, the compensation committee reviews and approves the salary of GREKA Energy's executive officers. The compensation committee is responsible for all other elements of executive compensation, including stock option plan administration and the Net Profit Sharing Plan.

         The goals of GREKA Energy's integrated executive compensation programs include the following:

         .  Attract and retain talented management personnel
         . Encourage management to obtain superior returns for GREKA Energy's stockholders
         .  Promote preservation of GREKA Energy's capital base

Salaries

         In order to emphasize performance-based incentive compensation, base salaries are targeted to be competitive in the industry based on the locations where services are performed. Management determines the salary ranges for various positions based on experience, sustained performance, and comparison to peers inside and outside GREKA Energy and makes appropriate recommendations to the compensation committee. The committee then reviews management's recommendations for executive salaries and the performance summaries on which they are based. Final salary approvals by the compensation committee are based on experience, sustained performance, and comparison to peers inside and outside GREKA Energy.

Incentive Compensation

         GREKA Energy has established two incentive compensation plans which have the potential to increase annual compensation if the economic performance of GREKA Energy and its employees so warrants. These plans have certain specific objectives.

         1. The Net Profit Sharing Plan is designed to reward the personal contributions made by employees to GREKA Energy's financial success. The plan provides for an equal disbursement to qualified participants of 10% of GREKA Energy's fiscal year pretax income, excluding extraordinary gains. Personnel must fulfill certain qualification criteria to share in the net profit distribution which is made subsequent to the filing of GREKA Energy's annual audited financial statements each year. The plan was initiated with GREKA Energy's performance in fiscal year 2000, and no distribution was made in year 2000 for its performance in fiscal year 1999. The plan could be suspended at the discretion of the Board for any specific year.

         2. The Petro Union, Inc. Stock Option Plan and the 1999 Omnibus Stock Option Plan is intended to reward key employees of GREKA Energy for long-term increases in the value of GREKA Energy's stock. The plans focus on appreciation of the market price of GREKA Energy's stock up to a ten-year period and are designed to encourage management's motivation for long-term appreciation of the stockholders' interest. In addition, employees designated by the Board of Directors to be granted stock options under the 1999 Omnibus Stock Option Plan may elect at the time of grant whether the options to be granted will be either:
(a) non-tax qualified options, or (b) incentive stock options.

Compensation of the Chief Executive Officer

         The compensation of Randeep S. Grewal, Chairman, Chief Executive Officer and President, consisted of the same components and criteria as other executive officers, including base salary, net profits participation and stock options.

         Pursuant to an amended and restated employment agreement for Mr. Grewal which was adopted by the Board in 1999, Mr. Grewal's annual salary for 2000 was $290,269. Mr. Grewal participates in GREKA's benefit plans and is entitled to bonuses and incentive compensation as determined by the board of directors of GREKA. The Restated Agreement also allows Mr. Grewal to receive an assignment of a 2% overriding royalty of all oil and gas properties of GREKA and to receive fringe benefits which include an automobile allowance of $1,000 per month. Under the original agreement, 31,500 shares of GREKA common stock were issued to Mr. Grewal.

         Since there was no net profit sharing distribution during fiscal year 2000, the only performance based compensation received by Mr. Grewal was his stock option grant in January 2000. The option grant was based on the committee's acknowledgment of GREKA Energy's continued growth.

Conclusion

         GREKA Energy's executive compensation is linked to individual and corporate performance and stock price appreciation. Base salaries are set competitively based on locations where services are performed so that incentivized compensation can have its intended effect. The compensation committee plans to continue the policy of linking executive compensation to individual and corporate performance and returns to stockholders.

                               THE COMPENSATION COMMITTEE
                               Randeep S. Grewal
                               George C. Andrews
                               Dai Vaughan

                                PERFORMANCE GRAPH

         The following performance graph compares the cumulative total stockholders return on Greka's common stock for the period of December 19, 1997 to September 30, 2001 with the cumulative total return of the Industrial Index for Oil & Gas Drilling & Exploration published by Media General Financial Services and the Standard & Poor's 500 Stock Index.


                            CUMULATIVE TOTAL RETURN*
                 GREKA, INDUSTRY INDEX AND S&P 500 STOCK INDEX

                              [GRAPH APPEARS HERE]

                              12/19/97          12/31/97        12/31/98           12/31/99          12/31/00
GREKA                         100               92              84                 74                113
S&P 500 INDEX                 100               102             130                155               139
INDUSTRY INDEX                100               100             80.1               97.85             124.3


Assumes $100 invested on December 19, 1997 in Greka Energy Corporation, Industry Index for Oil and Gas Drilling & Exploration and S&P 500 Stock Index. The stock prices for Greka Energy reflect a 5% dividend.

*Total return assumes reinvestment of dividends.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         On May 25, 2001, Greka Energy Corporation engaged Hein + Associates LLP to replace Arthur Andersen LLP as their independent public accountants to audit their consolidated financial statements for the year ending December 31, 2001. Arthur Andersen LLP resigned its engagement on May 18, 2001. Our Board of Directors approved the change in independent accountants.

         The independent auditor's reports of Arthur Andersen LLP on our financial statements for the two fiscal years ended December 31, 2000 and 1999 did not contain an adverse opinion or a disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles.

         During our two most recent fiscal years and through the date of Arthur Andersen LLP ceasing its engagement we did not have any disagreements with Arthur Andersen LLP on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference to the subject matter thereof in connection with their independent auditor's report.

                                  OTHER MATTERS

         The board of directors does not know of any other matters to be brought before the annual meeting. If any other matters not mentioned in this proxy statement are properly brought before the annual meeting, the individual named in the enclosed proxy intends to vote such proxy in accordance with his best judgment on such matters.

Future Shareholder Proposals

         Any GREKA Energy shareholder proposal for the annual meeting of shareholders presently scheduled to be held in 2002 must be received by GREKA Energy by November 30, 2001 for the proposal to be included in the GREKA Energy proxy statement and form of proxy for that meeting.

                       By Order of the Board of Directors

                       /s/ Randeep S. Grewal
                       -------------------------------------------
                       Randeep S. Grewal, Chairman of the Board,
                             Chief Executive Officer and President

November 7, 2001

                                                                    Attachment A

                            GREKA Energy Corporation

            Charter of the Audit Committee of the Board of Directors

I.  Audit Committee Purpose

      The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

 .   Monitor the integrity of GREKA Energy's financial reporting process and systems of internal controls regarding finance, accounting, and legal and regulatory compliance.

 .   Monitor the independence and performance of GREKA Energy's independent auditors.

 .   Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

      The Audit Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the authority to retain, at GREKA Energy's expense, special legal, accounting, or other consultants or experts it deems necessary to advise the Committee in the performance of its duties.

      The Audit Committee shall report regularly to the Board of Directors.

II. Audit Committee Composition and Meetings

      Audit Committee members shall meet the independence and financial literacy requirements of the Nasdaq National Market listing standards. The Audit Committee shall be comprised of at least three directors as determined by the Board, each of whom shall be an independent director without any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the audit committee that has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall approve an agenda in advance of each meeting. As circumstances dictate, the Committee should meet privately in executive session with management, the independent auditors, and as a committee to discuss any matters that the Committee or any of these groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review GREKA Energy's financial statements and significant findings based upon the auditors' review procedures.

III. Audit Committee Responsibilities and Duties

       Review Procedures
       -----------------

       1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and include the document in the proxy statement for the election of directors at least once every three years in accordance with SEC regulations.

2. Review GREKA Energy's annual audited financial statements prior to filing with the SEC. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

       3. In consultation with management and the independent auditors, consider the integrity of GREKA Energy's financial reporting processes and internal accounting controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors, including the status of previous recommendations, together with management's responses.

4. Review with financial management and the independent auditors GREKA Energy's quarterly financial results prior to the release of earnings. Discuss any significant changes to GREKA Energy's accounting principles and any items required to be communicated by the independent auditors to the Committee in accordance with Statement of Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended (see item 9).

       Independent Auditors
       --------------------

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors. The Audit Committee shall review and evaluate the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any replacement of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors. Review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

7. On at least an annual basis, the Audit Committee shall review and discuss with the independent auditors the auditors' independence and all significant services performed for and relationships they have with GREKA Energy that could bear on the auditors' independence, and ensure that the Committee has received from the auditors the formal written statement delineating all relationships between the auditor and GREKA Energy and the letter confirming that in the auditors' professional judgment they are independent of GREKA Energy, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the auditors.

8. Review the independent auditors' engagement letter and audit plan - discuss scope, staffing, locations, reliance upon management, and general audit approach.

9. Prior to releasing year-end earnings, discuss the results of the audit with the independent auditors. Discuss the matters required to be communicated by auditors to audit committees in accordance with SAS No. 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of GREKA Energy's accounting principles as applied in its financial reporting.

         Legal Compliance
         ----------------

         11. On at least an annual basis, review with GREKA Energy's counsel any legal matters that could have a significant impact on GREKA Energy's financial statements, GREKA Energy's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         Other Audit Committee Responsibilities
         --------------------------------------

         12. Based on the review and discussion of the audited financial statements with management and the discussion with the independent auditors of the matters required to be discussed by SAS No. 61 and the independent auditors' independence, recommend to the Board of Directors whether the audited financial statements should be included in GREKA Energy's Annual Report on Form 10-K for filing with the SEC. Prepare the report required by SEC rules to be included in GREKA Energy's annual proxy statement.

13. Perform any other activities consistent with this Charter, GREKA Energy's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

          While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that GREKA Energy's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. That is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve any disagreements between management and the independent auditors, or to ensure compliance with laws and regulations.

GREKA Energy Corporation
630 Fifth Avenue, Suite 1501
New York, New York 10111

     PROXY

                This Proxy is Solicited by the Board of Directors
           For the Annual Meeting of Shareholders on December 7, 2001

     The undersigned hereby appoints Randeep S. Grewal, Chairman of the Board, Chief Executive Officer and President of GREKA Energy Corporation, with full power of substitution, the proxy of the undersigned to represent and vote, as designated below, all shares of GREKA Energy common stock standing in the name of the undersigned with the powers the undersigned would posses if personally present at the annual meeting of the shareholders of GREKA Energy Corporation to be held on December 7, 2001 at 2:00 p.m. at 3201 Airpark Drive, Suite 201, Santa Maria, California, and at any reconvened meeting after any adjournment or postponement thereof.

     1. To elect the following nominee as Class A directors to serve for a three-year term ending in 2004:

               Randeep S. Grewal        [_] FOR             [_] WITHHOLD

The GREKA Energy board of directors recommends that you vote "For" both of the above nominees.

     2. On any and all other matters that may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

     If no specific directions are given, this Proxy will be voted "For" both of the above Class A director nominees.

     This proxy also confers discretionary authority to the proxy to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, GREKA Energy management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of GREKA Energy management.

     Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full titles as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.


     ____________________________               _____________________________
     Print Name                                 Signature of Shareholder


     ____________________________               _____________________________
     Number of Shares                           Signature if Held Jointly


                                                _____________________________
                                                Date

                                       2